Exhibit 99.1
Eastern Bankshares, Inc. Reports First Quarter 2024 Financial Results

~ Receipt of Shareholder Approvals for the Merger with Cambridge ~
~ CFO James Fitzgerald Announces Upcoming Retirement ~

BOSTON, April 25, 2024 (BUSINESS WIRE) — Eastern Bankshares, Inc. (the “Company,” or together with its subsidiaries, “Eastern”) (NASDAQ Global Select Market: EBC), the stock holding company of Eastern Bank, today announced its 2024 first quarter financial results and the declaration of a quarterly cash dividend.

On February 28, 2024, the Company and Cambridge Bancorp (“Cambridge”) each received shareholder approval for the previously announced all-stock merger of Cambridge with and into Eastern (“the merger”). The merger is anticipated to close early in the third quarter of 2024, subject to receipt of regulatory approvals.

“Our first quarter results demonstrated growth in both core deposits and loans, as we continue to deepen our presence in the Boston market,” said Bob Rivers, Chief Executive Officer and Chair of the Board of the Company and Eastern Bank. “Our earnings in the quarter benefited from margin stabilization and well-controlled expenses, and our balance sheet remains healthy with strong capital and liquidity.”

“We remain optimistic about our continued growth as Eastern and Cambridge continue to work closely as we plan for the anticipated merger closing and integration. We are pleased to have received shareholder approvals for the merger and we look forward to receiving regulatory approvals in the near future and combining our two great franchises into Boston’s leading bank,” said Rivers.

CFO JAMES FITZGERALD ANNOUNCES UPCOMING RETIREMENT

The Company also announced today that James Fitzgerald intends to retire from his role as Chief Financial Officer, Chief Administrative Officer and Treasurer of the Company and as Chief Financial Officer, Chief Administrative Officer and Vice Chair of Eastern Bank after 12 years of dedicated service. Fitzgerald will continue to serve in his roles until a successor is appointed, and will then serve in a senior advisory role throughout the planned merger and integration with Cambridge and Cambridge Trust Company and previously announced leadership transitions related to the merger. As part of the search process to help identify the next CFO, Eastern has retained executive search firm Korn Ferry.

“On behalf of everyone at Eastern, it is my honor to recognize and thank Jim for his extraordinary contributions,” said Rivers. “Jim’s outstanding financial acumen, his leadership across many important transactions over the years, and his role as a trusted advisor to our leadership team and mentor to our next generation of executive leaders, position Eastern exceptionally well as we continue to serve our shareholders, customers and workforce. As Jim begins to prepare for retirement, we are deeply grateful for all that he has contributed and for his continued leadership throughout this transition.”

Deborah Jackson, Eastern’s Lead Director, added, “On behalf of the Board, I thank Jim for his tremendous service and dedication to Eastern over the years. Eastern’s track record of solid performance and strong financial and administrative functions are testaments to Jim’s leadership. We look forward to his continued contributions as a successor is appointed and we build upon Jim’s legacy at Eastern.”

“I’ve thoroughly enjoyed my time at Eastern and it’s been a privilege to work with Bob and the Board over the last 12 years,” added Fitzgerald. “It’s also been a privilege working with our highly talented executive team and my colleagues throughout Eastern as we have executed a number of strategic transactions since the IPO that position the Company for future growth. I’ll certainly miss the many relationships at Eastern that have been so meaningful to me and am very committed to seeing the successful completion of the Cambridge integration.”

FINANCIAL HIGHLIGHTS FOR THE FIRST QUARTER OF 2024

•Net income of $38.6 million, or $0.24 per diluted share. Operating net income* of $38.1 million, or $0.23 per diluted share.
•Deposits up $71 million, or 1.6% on an annualized basis. Core deposits up $121 million, or 2.8% on an annualized basis, which was partially offset by a $50 million decline in brokered deposits.
•Total loans increased $115.3 million, or 3.3% on an annualized basis, from the prior quarter, to $14.1 billion.
•The net interest margin on a fully tax equivalent (“FTE”) basis* was stable at 2.68% as compared to 2.69% in the prior quarter.

•Net interest income was $129.9 million, a decrease of $3.4 million from prior quarter.
•Noninterest expense of $101.2 million and operating noninterest expense* of $97.6 million.
•Modest increase in non-performing loans (“NPLs”) from $52.6 million to $57.2 million or from 0.38% to 0.41% of total loans.
•Net charge-offs (“NCOs”) on an annualized basis of 0.21% of average total loans, compared to 0.32% in the prior quarter.
•Continued resolution of problem loans. One NPL resolved and collateral of two NPLs under contract for sale. One new NPL in Q1 2024, the collateral of which is being marketed for sale.

BALANCE SHEET

Total assets were $21.2 billion at March 31, 2024, representing an increase of $41.5 million, or 0.2% from December 31, 2023.

•Cash and equivalents increased $45.9 million from the prior quarter to $739.0 million.
•Total securities decreased $125.8 million, or 2.6%, from the prior quarter, to $4.7 billion, due to principal runoff, as well as a decrease in the market value of available for sale securities.
•Loans totaled $14.1 billion, representing an increase of $115.3 million, or 0.8%, from the prior quarter, driven by commercial loan growth of $128.6 million.
•Deposits totaled $17.7 billion, representing an increase of $70.5 million, or 0.4%, from the prior quarter, driven primarily by an increase of $120.5 million, or 0.7%, in core deposits, partially offset by a decrease of $50.0 million in brokered deposits. The Company had no brokered deposits at March 31, 2024.
•Federal Home Loan Bank (“FHLB”) advances decreased $0.2 million from the prior quarter to $17.6 million.
•Shareholders’ equity was $3.0 billion, representing a decrease of $22.0 million from the prior quarter, primarily driven by a decrease in accumulated other comprehensive income, partially offset by an increase in retained earnings.
•At March 31, 2024, book value per share was $16.72 and tangible book value per share* was $13.51. Please refer to Appendix D to this press release for a roll-forward of tangible shareholders’ equity*.

NET INTEREST INCOME

Net interest income was $129.9 million for the first quarter of 2024, compared to $133.3 million in the prior quarter, representing a decrease of $3.4 million.

•The net interest margin on a FTE basis* was 2.68% for the first quarter, representing a 1 basis point decrease from the prior quarter, as higher funding costs offset increases in asset yields.
•Total interest-earning asset yields increased 7 basis points from the prior quarter to 4.13%, due primarily to an increase in loan yields of 10 basis points.
•Total interest-bearing liabilities cost increased 13 basis points from the prior quarter to 2.32%, due primarily to higher deposit costs resulting from deposit pricing increases and deposit mix shifts, partially offset by a decrease in average borrowings.
•There were 91 days in the first quarter compared to 92 in the prior quarter.

NONINTEREST INCOME

Noninterest income was $27.7 million for the first quarter of 2024, compared to $26.7 million for the prior quarter, representing an increase of $1.0 million. Noninterest income on an operating basis* was $23.4 million for the first quarter of 2024, compared to $21.8 million for the prior quarter, representing an increase of $1.6 million.
•Service charges on deposit accounts were $7.5 million, essentially unchanged from the prior quarter.
•Trust and investment advisory fees increased $0.4 million from the prior quarter to $6.5 million, primarily due to higher market values of assets under management.
•Debit card processing fees decreased $0.2 million from the prior quarter to $3.2 million.
•Loan-level interest rate swap income increased $1.2 million from the prior quarter to $0.7 million.
•Income from investments held in rabbi trust accounts was $4.3 million compared to $5.0 million in the prior quarter. The quarter over quarter change was driven by investment performance.
•There were no losses on sales of commercial and industrial loans in the first quarter, compared to losses of $0.1 million in the prior quarter.

•Losses on sales of mortgage loans held for sale were $0.1 million in the first quarter, compared to $0.2 million in the prior quarter.
•Other noninterest income decreased $0.1 million in the first quarter to $5.5 million.

NONINTEREST EXPENSE

Noninterest expense was $101.2 million for the first quarter of 2024, compared to $121.0 million in the prior quarter, representing a decrease of $19.8 million. Noninterest expense on an operating basis* for the first quarter of 2024 was $97.6 million, compared to $117.4 million in the prior quarter, a decrease of $19.8 million.

•Salaries and employee benefits expense was $64.5 million, a decrease of $3.3 million from the prior quarter, primarily due to decreases in incentive compensation costs.
•Office occupancy and equipment expense was $9.2 million, essentially unchanged from the prior quarter.
•Data processing expense was $16.5 million, a decrease of $0.2 million from the prior quarter.
•Professional services expense was $3.5 million in the first quarter, a decrease of $0.6 million from the prior quarter.
•Marketing expense was $1.5 million, a decrease of $1.2 million from the prior quarter, primarily due to lower advertising expenses.
•Loan expenses were $1.2 million, essentially unchanged from the prior quarter.
•Federal Deposit Insurance Corporation (“FDIC”) insurance expense was $2.3 million, a decrease of $11.2 million from the prior quarter. FDIC insurance expense for the prior quarter included $10.8 million in special assessment charges arising out of the bank failures in early 2023.
•Other noninterest expense was $2.1 million, a decrease of $3.3 million from the prior quarter, due in part to a decrease in the provision for off balance sheet credit exposures of $1.3 million.

ASSET QUALITY

The allowance for loan losses was $149.2 million at March 31, 2024, or 1.06% of total loans, compared to $149.0 million, or 1.07% of total loans, at December 31, 2023. The Company recorded a provision for loan losses totaling $7.5 million in the first quarter of 2024 driven primarily by net charge-off activity in the first quarter.

NPLs totaled $57.2 million at March 31, 2024 compared to $52.6 million at the end of the prior quarter. The increase was primarily driven by the non-accrual designation of one individual credit secured by an investor commercial real estate (“CRE”) office property located in a suburban area. During the first quarter of 2024, the Company recorded total net charge-offs of $7.3 million, or 0.21% of average total loans on an annualized basis, compared to $11.4 million or 0.32% of average total loans in the prior quarter, respectively.

DIVIDENDS AND SHARE REPURCHASES

The Company’s Board of Directors has declared a quarterly cash dividend of $0.11 per common share. The dividend will be payable on June 14, 2024 to shareholders of record as of the close of business on June 3, 2024.

The Company did not repurchase any shares of its common stock during the first quarter of 2024.

CONFERENCE CALL AND PRESENTATION INFORMATION

A conference call and webcast covering Eastern’s first quarter 2024 earnings will be held on Friday, April 26, 2024 at 9:00 a.m. Eastern Time. To join by telephone, participants can call the toll-free dial-in number (800) 549-8228 from within the U.S. and reference conference ID 46521. The conference call will be simultaneously webcast. Participants may join the webcast on the Company’s Investor Relations website at investor.easternbank.com. A presentation providing additional information for the quarter is also available at investor.easternbank.com. A replay of the webcast will be made available on demand on this site.

ABOUT EASTERN BANKSHARES, INC.

Eastern Bankshares, Inc. is the stock holding company for Eastern Bank. Founded in 1818, Boston-based Eastern Bank has more than 120 locations serving communities in eastern Massachusetts, southern and coastal New Hampshire, and Rhode Island. As of March 31, 2024, Eastern Bank had approximately $21 billion in total assets. Eastern provides a full range of banking and wealth management solutions for consumers and businesses of all sizes, and takes pride in its outspoken advocacy and community support that includes $240 million in charitable giving since 1994. An inclusive company, Eastern is comprised of deeply committed professionals who value relationships with their customers, colleagues, and communities. For investor information, visit investor.easternbank.com.

CONTACT

Investor Contact

Jillian Belliveau
Eastern Bankshares, Inc.
InvestorRelations@easternbank.com
781-598-7920

Media Contact

Andrea Goodman
Eastern Bank
a.goodman@easternbank.com
781-598-7847

NON-GAAP FINANCIAL MEASURES

*Denotes a non-GAAP financial measure used in this press release.

A non-GAAP financial measure is defined as a numerical measure of the Company’s historical or future financial performance, financial position or cash flows that excludes (or includes) amounts, or is subject to adjustments that have the effect of excluding (or including) amounts that are included in the most directly comparable measure calculated and presented in accordance with accounting principles generally accepted in the United States (“GAAP”) in the Company’s statement of income, balance sheet or statement of cash flows (or equivalent statements).

The Company presents non-GAAP financial measures, which management uses to evaluate the Company’s performance, and which exclude the effects of certain transactions that management believes are unrelated to its core business and are therefore not necessarily indicative of its current performance or financial position. Management believes excluding these items facilitates greater visibility for investors into the Company’s core business as well as underlying trends that may, to some extent, be obscured by inclusion of such items in the corresponding GAAP financial measures. Except as otherwise indicated, these non-GAAP financial measures presented in this press release exclude discontinued operations.

There are items in the Company’s financial statements that impact its financial results, but which management believes are unrelated to the Company’s core business. Accordingly, the Company presents noninterest income on an operating basis, total operating revenue, noninterest expense on an operating basis, operating net income, operating earnings per share, operating return on average assets, operating return on average shareholders’ equity, operating return on average tangible shareholders’ equity (discussed further below), and the operating efficiency ratio. Each of these figures excludes the impact of such applicable items because management believes such exclusion can provide greater visibility into the Company’s core business and underlying trends. Such items that management does not consider to be core to the Company’s business include (i) income and expenses from investments held in rabbi trusts, (ii) gains and losses on sales of securities available for sale, net, (iii) gains and losses on the sale of other assets, (iv) rabbi trust employee benefits, (v) impairment charges on tax credit investments and associated tax credit benefits, (vi) other real estate owned (“OREO”) gains, (vii) merger and acquisition expenses, (viii) the non-cash pension settlement charge recognized related to the Defined Benefit Plan, (ix) certain discrete tax items, and (x) net income from discontinued operations. The Company does not provide an outlook for its total noninterest income and total noninterest expense because each contains income or expense components, as applicable, such as income associated with rabbi trust accounts and rabbi trust employee benefit expense, which are market-driven, and over which the Company cannot exercise control. Accordingly, reconciliations of the Company’s outlook for its noninterest income on an operating basis and its noninterest expense on an operating basis to an outlook for total noninterest income and total noninterest expense, respectively, cannot be made available without unreasonable effort.

Management also presents tangible assets, tangible shareholders’ equity, average tangible shareholders’ equity, tangible book value per share, the ratio of tangible shareholders’ equity to tangible assets including the impact of mark-to-market adjustments on held-to-maturity securities, return on average tangible shareholders’ equity, and operating return on average shareholders’ equity (discussed further above), each of which excludes the impact of goodwill and other intangible assets, as management believes these financial measures provide investors with the ability to further assess the Company’s performance, identify trends in its core business and provide a comparison of its capital adequacy to other companies. The Company included the tangible ratios because management believes that investors may find it useful to have access to the same analytical tools used by management to assess performance and identify trends.

These non-GAAP financial measures presented in this press release should not be considered an alternative or substitute for financial results or measures determined in accordance with GAAP or as an indication of the Company’s cash flows from operating activities, a measure of its liquidity position or an indication of funds available for its cash needs. An item which management considers to be non-core and excludes when computing these non-GAAP measures can be of substantial importance to the Company’s results for any particular period. In addition, management’s methodology for calculating non-GAAP financial measures may differ from the methodologies employed by other banking companies to calculate the same or similar performance measures, and accordingly, the Company’s reported non-GAAP financial measures may not be comparable to the same or similar performance measures reported by other banking companies. Please refer to Appendices A-E for reconciliations of the Company's GAAP financial measures to the non-GAAP financial measures in this press release.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. You can identify these statements from the use of the words “may,” “will,” “should,” “could,” “would,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target”, “outlook” and similar expressions. Forward-looking statements, by their nature, are subject to risks and uncertainties. There are many factors that could cause actual results to differ materially from expected results described in the forward-looking statements.

Certain factors that could cause actual results to differ materially from expected results include; adverse developments in the level and direction of loan delinquencies and charge-offs and changes in estimates of the adequacy of the allowance for loan losses; increased competitive pressures; changes in interest rates and resulting changes in competitor or customer behavior, mix or costs of sources of funding, and deposit amounts and composition; risks associated with the Company’s completion and/or implementation of the merger with Cambridge, including risks that required regulatory approvals for the merger are not obtained or other closing conditions are not satisfied in a timely manner or at all and that the merger fails to occur in the timeframe anticipated or at all; prior to the completion of the merger or thereafter, Cambridge or the Company may not perform as expected due to transaction-related uncertainty or other factors; and revenue or expense synergies may not fully materialize for the Company in the timeframe expected or at all, or may be more costly to achieve; adverse national or regional economic conditions or conditions within the securities markets or banking sector; legislative and regulatory changes and related compliance costs that could adversely affect the business in which the Company and its subsidiary Eastern Bank are engaged, including the effect of, and changes in, monetary and fiscal policies and laws, such as the interest rate policies of the Board of Governors of the Federal Reserve System; market and monetary fluctuations, including inflationary or recessionary pressures, interest rate sensitivity, liquidity constraints, increased borrowing and funding costs, and fluctuations due to actual or anticipated changes to federal tax laws; the realizability of deferred tax assets; the Company’s ability to successfully implement its risk mitigation strategies; asset and credit quality deterioration, including adverse developments in local or regional real estate markets that decrease collateral values associated with existing loans; and operational risks such as cybersecurity incidents, natural disasters, and pandemics, including COVID-19. For further discussion of such factors, please see the Company’s most recent Annual Report on Form 10-K and subsequent filings with the U.S. Securities and Exchange Commission (the “SEC”), including the joint proxy statement/prospectus (as defined below), which are available on the SEC’s website at www.sec.gov.

You should not place undue reliance on forward-looking statements, which reflect the Company's expectations only as of the date of this press release. The Company does not undertake any obligation to update forward-looking statements.

EASTERN BANKSHARES, INC. AND SUBSIDIARIES
SELECTED FINANCIAL HIGHLIGHTS (1)

Certain information in this press release is presented as reviewed by the Company’s management and includes information derived from the Company’s Consolidated Statements of Income, non-GAAP financial measures, and operational and performance metrics. For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures."

	As of and for the three months ended
(Unaudited, dollars in thousands, except per-share data)	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023

Earnings data
Net interest income	$129,900	$133,307	$137,205	$141,588	$138,309
Noninterest income (loss)	27,692	26,739	19,157	26,204	(309,853)
Total revenue	157,592	160,046	156,362	167,792	(171,544)
Noninterest expense	101,202	121,029	101,748	99,934	95,891
Pre-tax, pre-provision income (loss)	56,390	39,017	54,614	67,858	(267,435)
Provision for allowance for loan losses	7,451	5,198	7,328	7,501	25
Pre-tax income (loss)	48,939	33,819	47,286	60,357	(267,460)
Net income (loss) from continuing operations	38,647	31,509	63,464	44,419	(202,081)
Net income (loss) from discontinued operations	—	286,994	(4,351)	4,238	7,985
Net income (loss)	38,647	318,503	59,113	48,657	(194,096)
Operating net income (non-GAAP)	38,081	16,875	52,085	41,092	53,134

Per-share data
Earnings (loss) per share, diluted	$0.24	$1.95	$0.36	$0.30	$(1.20)
Continuing operations	$0.24	$0.19	$0.39	$0.27	$(1.25)
Discontinued operations	$—	$1.76	$(0.03)	$0.03	$0.05
Operating earnings per share, diluted (non-GAAP)	$0.23	$0.10	$0.32	$0.25	$0.33
Book value per share	$16.72	$16.86	$13.87	$14.33	$14.63
Tangible book value per share (non-GAAP)	$13.51	$13.65	$10.14	$10.59	$10.88

Profitability
Return on average assets (2)	0.74%	0.59%	1.18%	0.81%	(3.64)%
Operating return on average assets (non-GAAP) (2)	0.72%	0.31%	0.97%	0.75%	0.95%
Return on average shareholders' equity (2)	5.23%	4.66%	9.91%	6.85%	(33.31)%
Operating return on average shareholders' equity (2)	5.17%	2.51%	8.14%	6.34%	8.76%
Return on average tangible shareholders' equity (non-GAAP) (2)	6.46%	5.99%	13.38%	9.19%	(45.55)%
Operating return on average tangible shareholders' equity (non-GAAP) (2)	6.36%	3.20%	10.99%	8.50%	11.98%
Net interest margin (FTE) (2)	2.68%	2.69%	2.77%	2.80%	2.66%
Cost of deposits (2)	1.66%	1.51%	1.33%	1.22%	0.92%
Efficiency ratio	64.22%	75.62%	65.07%	59.56%	(55.90)%
Operating efficiency ratio (non-GAAP)	61.89%	73.59%	60.83%	58.47%	57.97%

Balance Sheet (end of period)
Total assets	$21,174,804	$21,133,278	$21,146,292	$21,583,493	$22,720,530
Total loans	14,088,747	13,973,428	13,919,275	13,961,878	13,675,250
Total deposits	17,666,733	17,596,217	17,424,169	18,180,972	18,541,580
Total loans / total deposits	80%	79%	80%	77%	74%

Asset quality
Allowance for loan losses ("ALLL")	$149,190	$148,993	$155,146	$147,955	$140,938
ALLL / total nonperforming loans ("NPLs")	260.94%	283.49%	326.86%	484.18%	407.65%
Total NPLs / total loans	0.41%	0.38%	0.34%	0.22%	0.25%
Net charge-offs ("NCOs") / average total loans (2)	0.21%	0.32%	0.00%	0.01%	0.00%

Capital adequacy
Shareholders' equity / assets	13.95%	14.08%	11.57%	11.71%	11.35%
Tangible shareholders' equity / tangible assets (non-GAAP)	11.58%	11.71%	8.73%	8.93%	8.70%

(1) Average assets and average tangible shareholders' equity components for the three months ended Dec 31, 2023 and preceding periods presented in this table include discontinued operations.
(2) Presented on an annualized basis.

EASTERN BANKSHARES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	As of			Mar 31, 2024 change from
(Unaudited, dollars in thousands)	Mar 31, 2024	Dec 31, 2023	Mar 31, 2023	Dec 31, 2023		Mar 31, 2023
ASSETS				△ $	△ %	△ $	△ %
Cash and due from banks	$71,492	$87,233	$98,377	$(15,741)	(18)%	$(26,885)	(27)%
Short-term investments	667,526	605,843	2,039,439	61,683	10%	(1,371,913)	(67)%
Cash and cash equivalents	739,018	693,076	2,137,816	45,942	7%	(1,398,798)	(65)%
Available for sale ("AFS") securities	4,287,585	4,407,521	4,700,134	(119,936)	(3)%	(412,549)	(9)%
Held to maturity ("HTM") securities	443,833	449,721	471,185	(5,888)	(1)%	(27,352)	(6)%
Total securities	4,731,418	4,857,242	5,171,319	(125,824)	(3)%	(439,901)	(9)%
Loans held for sale	2,204	1,124	3,068	1,080	96%	(864)	(28)%
Loans:
Commercial and industrial	3,084,580	3,034,068	3,169,438	50,512	2%	(84,858)	(3)%
Commercial real estate	5,519,505	5,457,349	5,201,196	62,156	1%	318,309	6%
Commercial construction	388,024	386,999	357,117	1,025	—%	30,907	9%
Business banking	1,100,637	1,085,763	1,078,678	14,874	1%	21,959	2%
Total commercial loans	10,092,746	9,964,179	9,806,429	128,567	1%	286,317	3%
Residential real estate	2,544,462	2,565,485	2,497,491	(21,023)	(1)%	46,971	2%
Consumer home equity	1,217,141	1,208,231	1,180,824	8,910	1%	36,317	3%
Other consumer	234,398	235,533	190,506	(1,135)	—%	43,892	23%
Total loans	14,088,747	13,973,428	13,675,250	115,319	1%	413,497	3%
Allowance for loan losses	(149,190)	(148,993)	(140,938)	(197)	—%	(8,252)	6%
Unamortized prem./disc. and def. fees	(32,947)	(25,068)	(13,597)	(7,879)	31%	(19,350)	142%
Net loans	13,906,610	13,799,367	13,520,715	107,243	1%	385,895	3%
Federal Home Loan Bank stock, at cost	5,879	5,904	45,168	(25)	—%	(39,289)	(87)%
Premises and equipment	59,790	60,133	61,011	(343)	(1)%	(1,221)	(2)%
Bank-owned life insurance	165,734	164,702	161,755	1,032	1%	3,979	2%
Goodwill and other intangibles, net	565,701	566,205	567,718	(504)	—%	(2,017)	—%
Deferred income taxes, net	272,344	266,185	315,308	6,159	2%	(42,964)	(14)%
Prepaid expenses	187,211	183,073	162,081	4,138	2%	25,130	16%
Other assets	538,895	536,267	454,840	2,628	—%	84,055	18%
Assets of discontinued operations	—	—	119,731	—	—%	(119,731)	(100)%
Total assets	$21,174,804	$21,133,278	$22,720,530	$41,526	—%	$(1,545,726)	(7)%
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Demand	$4,952,487	$5,162,218	$5,564,016	$(209,731)	(4)%	$(611,529)	(11)%
Interest checking accounts	3,739,631	3,737,361	4,240,780	2,270	—%	(501,149)	(12)%
Savings accounts	1,291,260	1,323,126	1,633,790	(31,866)	(2)%	(342,530)	(21)%
Money market investment	4,770,058	4,664,475	5,135,590	105,583	2%	(365,532)	(7)%
Certificates of deposit	2,913,297	2,709,037	1,967,404	204,260	8%	945,893	48%
Total deposits	17,666,733	17,596,217	18,541,580	70,516	—%	(874,847)	(5)%
Borrowed funds:
Federal Home Loan Bank advances	17,576	17,738	1,100,952	(162)	(1)%	(1,083,376)	(98)%
Escrow deposits of borrowers	24,368	21,978	25,671	2,390	11%	(1,303)	(5)%
Interest rate swap collateral funds	10,810	8,500	11,780	2,310	27%	(970)	(8)%
Total borrowed funds	52,754	48,216	1,138,403	4,538	9%	(1,085,649)	(95)%
Other liabilities	502,486	513,990	431,994	(11,504)	(2)%	70,492	16%
Liabilities of discontinued operations	—	—	29,430	—	—%	(29,430)	(100)%
Total liabilities	18,221,973	18,158,423	20,141,407	63,550	—%	(1,919,434)	(10)%
Shareholders' equity:
Common shares	1,769	1,767	1,764	2	—%	5	—%
Additional paid-in capital	1,669,133	1,666,441	1,651,524	2,692	—%	17,609	1%
Unallocated common shares held by the employee stock ownership plan ("ESOP")	(131,512)	(132,755)	(136,470)	1,243	(1)%	4,958	(4)%
Retained earnings	2,068,315	2,047,754	1,672,169	20,561	1%	396,146	24%
Accumulated other comprehensive income ("AOCI"), net of tax	(654,874)	(608,352)	(609,864)	(46,522)	8%	(45,010)	7%
Total shareholders' equity	2,952,831	2,974,855	2,579,123	(22,024)	(1)%	373,708	14%
Total liabilities and shareholders' equity	$21,174,804	$21,133,278	$22,720,530	$41,526	—%	$(1,545,726)	(7)%

EASTERN BANKSHARES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME

	Three months ended			Three months ended Mar 31, 2024 change from three months ended
(Unaudited, dollars in thousands, except per-share data)	Mar 31, 2024	Dec 31, 2023	Mar 31, 2023	Dec 31, 2023		Mar 31, 2023

Interest and dividend income:				△ $	△ %	△ $	△ %
Interest and fees on loans	$169,981	$168,419	$153,540	$1,562	1%	$16,441	11%
Taxable interest and dividends on securities	23,373	23,782	28,642	(409)	(2)%	(5,269)	(18)%
Non-taxable interest and dividends on securities	1,437	1,434	1,434	3	—%	3	—%
Interest on federal funds sold and other short-term investments	7,820	10,011	5,264	(2,191)	(22)%	2,556	49%
Total interest and dividend income	202,611	203,646	188,880	(1,035)	(1)%	13,731	7%
Interest expense:
Interest on deposits	72,458	67,389	42,933	5,069	8%	29,525	69%
Interest on borrowings	253	2,950	7,638	(2,697)	(91)%	(7,385)	(97)%
Total interest expense	72,711	70,339	50,571	2,372	3%	22,140	44%
Net interest income	129,900	133,307	138,309	(3,407)	(3)%	(8,409)	(6)%
Provision for allowance for loan losses	7,451	5,198	25	2,253	43%	7,426	29704%
Net interest income after provision for allowance for loan losses	122,449	128,109	138,284	(5,660)	(4)%	(15,835)	(11)%
Noninterest income:
Service charges on deposit accounts	7,508	7,514	6,472	(6)	—%	1,036	16%
Trust and investment advisory fees	6,544	6,128	5,770	416	7%	774	13%
Debit card processing fees	3,247	3,398	3,170	(151)	(4)%	77	2%
Interest rate swap income (losses)	667	(576)	(408)	1,243	(216)%	1,075	(263)%
Income from investments held in rabbi trusts	4,318	4,969	2,857	(651)	(13)%	1,461	51%
Losses on sales of commercial and industrial loans	—	(87)	—	87	(100)%	—	—%
Losses on sales of mortgage loans held for sale, net	(58)	(219)	(74)	161	(74)%	16	(22)%
Losses on sales of securities available for sale, net	—	—	(333,170)	—	—%	333,170	(100)%
Other	5,466	5,612	5,530	(146)	(3)%	(64)	(1)%
Total noninterest income (loss)	27,692	26,739	(309,853)	953	4%	337,545	(109)%
Noninterest expense:
Salaries and employee benefits	64,471	67,773	62,183	(3,302)	(5)%	2,288	4%
Office occupancy and equipment	9,184	9,195	9,089	(11)	—%	95	1%
Data processing	16,509	16,753	12,298	(244)	(1)%	4,211	34%
Professional services	3,512	4,108	3,127	(596)	(15)%	385	12%
Marketing expenses	1,515	2,693	1,023	(1,178)	(44)%	492	48%
Loan expenses	1,170	1,174	1,095	(4)	—%	75	7%
Federal Deposit Insurance Corporation ("FDIC") insurance	2,285	13,486	2,546	(11,201)	(83)%	(261)	(10)%
Amortization of intangible assets	504	505	291	(1)	—%	213	73%
Other	2,052	5,342	4,239	(3,290)	(62)%	(2,187)	(52)%
Total noninterest expense	101,202	121,029	95,891	(19,827)	(16)%	5,311	6%
Income (loss) before income tax expense (benefit)	48,939	33,819	(267,460)	15,120	45%	316,399	(118)%
Income tax expense (benefit)	10,292	2,310	(65,379)	7,982	346%	75,671	(116)%
Net income (loss) from continuing operations	$38,647	$31,509	$(202,081)	$7,138	23%	$240,728	(119)%
Net income from discontinued operations	$—	$286,994	$7,985	$(286,994)	(100)%	$(7,985)	(100)%
Net income (loss)	$38,647	$318,503	$(194,096)	$(279,856)	(88)%	$232,743	(120)%

Share data:
Weighted average common shares outstanding, basic	162,863,540	162,571,066	161,991,373	292,474	0%	872,167	1%
Weighted average common shares outstanding, diluted	163,188,410	162,724,398	162,059,431	464,012	0%	1,128,979	1%
Earnings (loss) per share, basic:
Continuing operations	$0.24	$0.19	$(1.25)	$0.05	26%	$1.49	(119)%
Discontinued operations	$—	$1.77	$0.05	$(1.77)	(100)%	$(0.05)	(100)%
Earnings (loss) per share, basic	$0.24	$1.96	$(1.20)	$(1.72)	(88)%	$1.44	(120)%
Earnings (loss) per share, diluted:
Continuing operations	$0.24	$0.19	$(1.25)	$0.05	26%	$1.49	(119)%
Discontinued operations	$—	$1.76	$0.05	$(1.76)	(100)%	$(0.05)	(100)%
Earnings (loss) per share, diluted	$0.24	$1.95	$(1.20)	$(1.71)	(88)%	$1.44	(120)%

EASTERN BANKSHARES, INC. AND SUBSIDIARIES
AVERAGE BALANCES, INTEREST EARNED/PAID, & AVERAGE YIELDS

	As of and for the three months ended
	Mar 31, 2024			Dec 31, 2023			Mar 31, 2023
(Unaudited, dollars in thousands)	Avg. Balance	Interest	Yield / Cost (5)	Avg. Balance	Interest	Yield / Cost (5)	Avg. Balance	Interest	Yield / Cost (5)
Interest-earning assets:
Loans (1):
Commercial	$10,024,299	$126,842	5.09%	$9,978,154	$126,128	5.01%	$9,765,236	$115,929	4.81%
Residential	2,570,803	23,994	3.75%	2,573,032	23,546	3.63%	2,513,413	21,614	3.49%
Consumer	1,420,091	23,237	6.58%	1,411,374	22,835	6.42%	1,358,616	20,059	5.99%
Total loans	14,015,193	174,073	5.00%	13,962,560	172,509	4.90%	13,637,265	157,602	4.69%
Investment securities	5,574,568	25,201	1.82%	5,670,742	25,609	1.79%	7,684,665	30,459	1.61%
Federal funds sold and other short-term investments	576,537	7,820	5.46%	720,384	10,011	5.51%	449,543	5,264	4.75%
Total interest-earning assets	20,166,298	207,094	4.13%	20,353,686	208,129	4.06%	21,771,473	193,325	3.60%
Non-interest-earning assets	950,893			834,391			739,270
Total assets	$21,117,191			$21,188,077			$22,510,743

Interest-bearing liabilities:
Deposits:
Savings	$1,297,360	$41	0.01%	$1,352,239	$45	0.01%	$1,721,143	$81	0.02%
Interest checking	3,744,912	8,187	0.88%	3,753,352	7,080	0.75%	4,363,528	4,711	0.44%
Money market	4,741,990	30,495	2.59%	4,735,917	29,390	2.46%	5,040,330	20,305	1.63%
Time deposits	2,785,130	33,735	4.87%	2,656,313	30,874	4.61%	1,931,860	17,836	3.74%
Total interest-bearing deposits	12,569,392	72,458	2.32%	12,497,821	67,389	2.14%	13,056,861	42,933	1.33%
Borrowings	50,781	253	2.00%	242,437	2,950	4.83%	675,056	7,638	4.59%
Total interest-bearing liabilities	12,620,173	72,711	2.32%	12,740,258	70,339	2.19%	13,731,917	50,571	1.49%
Demand deposit accounts	4,989,245			5,210,185			5,825,269
Other noninterest-bearing liabilities	537,014			555,034			493,387
Total liabilities	18,146,432			18,505,477			20,050,573
Shareholders' equity	2,970,759			2,682,600			2,460,170
Total liabilities and shareholders' equity	$21,117,191			$21,188,077			$22,510,743

Net interest income - FTE		$134,383			$137,790			$142,754
Net interest rate spread (2)			1.81%			1.87%			2.11%
Net interest-earning assets (3)	$7,546,125			$7,613,428			$8,039,556
Net interest margin - FTE (4)			2.68%			2.69%			2.66%

(1) Includes non-accrual loans.
(2) Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(4) Net interest margin - FTE represents fully-taxable equivalent net interest income* divided by average total interest-earning assets. Please refer to Appendix B to this press release for a reconciliation of fully-taxable equivalent net interest income.
(5) Presented on an annualized basis.

EASTERN BANKSHARES, INC. AND SUBSIDIARIES
ASSET QUALITY - NON-PERFORMING ASSETS (1)

	As of
	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023
(Unaudited, dollars in thousands)
Non-accrual loans:
Commercial	$40,986	$35,107	$31,703	$14,178	$17,271
Residential	6,697	8,725	8,075	8,796	9,603
Consumer	9,490	8,725	7,687	7,584	7,699
Total non-accrual loans	57,173	52,557	47,465	30,558	34,573
Total accruing loans past due 90 days or more:	—	—	—	—	—
Total non-performing loans	57,173	52,557	47,465	30,558	34,573
Other real estate owned	—	—	—	—	—
Other non-performing assets:	—	—	—	—	—
Total non-performing assets (1)	$57,173	$52,557	$47,465	$30,558	$34,573
Total non-performing loans to total loans	0.41%	0.38%	0.34%	0.22%	0.25%
Total non-performing assets to total assets	0.27%	0.25%	0.22%	0.14%	0.15%

(1) Non-performing assets are comprised of NPLs, other real estate owned ("OREO"), and non-performing securities. NPLs consist of non-accrual loans and loans that are more than 90 days past due but still accruing interest. OREO consists of real estate properties, which primarily serve as collateral to secure the Company’s loans, that it controls due to foreclosure or acceptance of a deed in lieu of foreclosure.

EASTERN BANKSHARES, INC. AND SUBSIDIARIES
ASSET QUALITY - PROVISION, ALLOWANCE, AND NET CHARGE-OFFS (RECOVERIES)

	Three months ended
	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023
(Unaudited, dollars in thousands)
Average total loans	$14,013,714	$13,961,061	$13,926,194	$13,803,292	$13,633,165
Allowance for loan losses, beginning of the period	148,993	155,146	147,955	140,938	142,211
Total cumulative effect of change in accounting principle:	—	—	—	—	(1,143)
Charged-off loans:
Commercial and industrial	—	2	11	—	—
Commercial real estate	7,250	8,008	—	—	—
Commercial construction	—	—	—	—	—
Business banking	102	3,745	303	254	343
Residential real estate	10	—	—	—	—
Consumer home equity	2	—	—	—	7
Other consumer	651	536	731	591	561
Total charged-off loans	8,015	12,291	1,045	845	911
Recoveries on loans previously charged-off:
Commercial and industrial	25	11	120	26	139
Commercial real estate	132	190	2	2	4
Commercial construction	—	—	—	—	—
Business banking	410	573	609	204	481
Residential real estate	31	34	30	18	15
Consumer home equity	—	1	39	—	1
Other consumer	163	131	108	111	116
Total recoveries	761	940	908	361	756
Net loans charged-off (recoveries):
Commercial and industrial	(25)	(9)	(109)	(26)	(139)
Commercial real estate	7,118	7,818	(2)	(2)	(4)
Commercial construction	—	—	—	—	—
Business banking	(308)	3,172	(306)	50	(138)
Residential real estate	(21)	(34)	(30)	(18)	(15)
Consumer home equity	2	(1)	(39)	—	6
Other consumer	488	405	623	480	445
Total net loans charged-off	7,254	11,351	137	484	155
Provision for allowance for loan losses	7,451	5,198	7,328	7,501	25
Total allowance for loan losses, end of period	$149,190	$148,993	$155,146	$147,955	$140,938
Net charge-offs to average total loans outstanding during this period (1)	0.21%	0.32%	0.00%	0.01%	0.00%
Allowance for loan losses as a percent of total loans	1.06%	1.07%	1.12%	1.06%	1.03%
Allowance for loan losses as a percent of nonperforming loans	260.94%	283.49%	326.86%	484.18%	407.65%

(1) Presented on an annualized basis.

APPENDIX A: Reconciliation of Non-GAAP Earnings Metrics (1)

For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures."

	As of and for the Three Months Ended
(Unaudited, dollars in thousands, except per-share data)	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023

Net income (loss) from continuing operations (GAAP)	$38,647	$31,509	$63,464	$44,419	$(202,081)
Add:
Noninterest income components:
(Income) losses from investments held in rabbi trusts	(4,318)	(4,969)	1,523	(3,002)	(2,857)
Losses on sales of securities available for sale, net	—	—	—	—	333,170
(Gains) losses on sales of other assets	—	—	(2)	—	5
Noninterest expense components:
Rabbi trust employee benefit expense (income)	1,746	1,740	(586)	1,314	1,274
Merger and acquisition expenses	1,816	1,865	3,630	—	—
Total impact of non-GAAP adjustments	(756)	(1,364)	4,565	(1,688)	331,592
Less net tax (expense) benefit associated with non-GAAP adjustments (2)	(190)	13,270	15,944	1,639	76,377
Non-GAAP adjustments, net of tax	$(566)	$(14,634)	$(11,379)	$(3,327)	$255,215
Operating net income (non-GAAP)	$38,081	$16,875	$52,085	$41,092	$53,134

Weighted average common shares outstanding during the period:
Basic	162,863,540	162,571,066	162,370,469	162,232,236	161,991,373
Diluted	163,188,410	162,724,398	162,469,887	162,246,675	162,059,431

Earnings (loss) per share from continuing operations, basic:	$0.24	$0.19	$0.39	$0.27	$(1.25)
Earnings (loss) per share from continuing operations, diluted:	$0.24	$0.19	$0.39	$0.27	$(1.25)

Operating earnings per share, basic (non-GAAP)	$0.23	$0.10	$0.32	$0.25	$0.33
Operating earnings per share, diluted (non-GAAP)	$0.23	$0.10	$0.32	$0.25	$0.33

Return on average assets (3)	0.74%	0.59%	1.18%	0.81%	(3.64)%
Add:
(Income) losses from investments held in rabbi trusts (3)	(0.08)%	(0.09)%	0.03%	(0.05)%	(0.05)%
Losses on sales of securities available for sale, net (3)	0.00%	0.00%	0.00%	0.00%	6.00%
(Gains) losses on sales of other assets (3)	0.00%	0.00%	0.00%	0.00%	0.00%
Rabbi trust employee benefit expense (income) (3)	0.03%	0.03%	(0.01)%	0.02%	0.02%
Merger and acquisition expenses (3)	0.03%	0.03%	0.07%	0.00%	0.00%
Less net tax (expense) benefit associated with non-GAAP adjustments (2) (3)	0.00%	0.25%	0.30%	0.03%	1.38%
Operating return on average assets (non-GAAP) (3)	0.72%	0.31%	0.97%	0.75%	0.95%

Return on average shareholders' equity (3)	5.23%	4.66%	9.91%	6.85%	(33.31)%
Add:
(Income) losses from investments held in rabbi trusts (3)	(0.58)%	(0.73)%	0.24%	(0.46)%	(0.47)%
Losses on sales of securities available for sale, net (3)	0.00%	0.00%	0.00%	0.00%	54.92%
(Gains) losses on sales of other assets (3)	0.00%	0.00%	0.00%	0.00%	0.00%
Rabbi trust employee benefit expense (income) (3)	0.24%	0.26%	(0.09)%	0.20%	0.21%
Merger and acquisition expenses (3)	0.25%	0.28%	0.57%	0.00%	0.00%
Less net tax (expense) benefit associated with non-GAAP adjustments (2) (3)	(0.03)%	1.96%	2.49%	0.25%	12.59%
Operating return on average shareholders' equity (non-GAAP) (3)	5.17%	2.51%	8.14%	6.34%	8.76%

Average tangible shareholders' equity:
Average total shareholders' equity (GAAP)	$2,970,759	$2,682,600	$2,539,806	$2,599,325	$2,460,170
Less: Average goodwill and other intangibles	566,027	597,234	658,591	659,825	660,795
Average tangible shareholders' equity (non-GAAP)	$2,404,732	$2,085,366	$1,881,215	$1,939,500	$1,799,375

Return on average tangible shareholders' equity (non-GAAP) (3)	6.46%	5.99%	13.38%	9.19%	(45.55)%
Add:
(Income) losses from investments held in rabbi trusts (3)	(0.72)%	(0.95)%	0.32%	(0.62)%	(0.64)%
Losses on sales of securities available for sale, net (3)	0.00%	0.00%	0.00%	0.00%	75.09%
(Gains) losses on sales of other assets (3)	0.00%	0.00%	0.00%	0.00%	0.00%
Rabbi trust employee benefit expense (income) (3)	0.29%	0.33%	(0.12)%	0.27%	0.29%
Merger and acquisition expenses (3)	0.30%	0.35%	0.77%	0.00%	0.00%
Less net tax (expense) benefit associated with non-GAAP adjustments (2) (3)	(0.03)%	2.52%	3.36%	0.34%	17.21%
Operating return on average tangible shareholders' equity (non-GAAP) (3)	6.36%	3.20%	10.99%	8.50%	11.98%

(1) Average assets, average goodwill and other intangibles, and average tangible shareholders' equity components for the three months ended Dec 31, 2023 and preceding periods presented in this table include discontinued operations.
(2) The net tax benefit (expense) associated with these items is generally determined by assessing whether each item is included or excluded from net taxable income and applying our combined statutory tax rate only to those items included in net taxable income. The net tax benefit for the three months ended December 31, 2023 was primarily due to the tax benefit from state tax strategies associated with the utilization of capital losses as a result of the sale of securities in the first quarter of 2023, described further below. Upon the sale of securities in the first quarter of 2023, we established a valuation allowance of $17.4 million, as it was determined at that time that it was not more-likely-than-not that the entirety of the deferred tax asset related to the loss on such securities would be realized. Included in that $17.4 million was $2.8 million in expected lost state tax benefits. Following the execution of the sale of our insurance agency business in October 2023 and the resulting capital gain, coupled with tax planning strategies, a state tax benefit of $13.6 million was realized on the security sale losses.
(3) Presented on an annualized basis.

APPENDIX B: Reconciliation of Non-GAAP Operating Revenues and Expenses

For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures."

	Three Months Ended
	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023
(Unaudited, dollars in thousands)
Net interest income (GAAP)	$129,900	$133,307	$137,205	$141,588	$138,309
Add:
Tax-equivalent adjustment (non-GAAP) (1)	4,483	4,483	4,376	3,877	4,445
Fully-taxable equivalent net interest income (non-GAAP)	$134,383	$137,790	$141,581	$145,465	$142,754

Noninterest income (loss) (GAAP)	$27,692	$26,739	$19,157	$26,204	$(309,853)
Less:
Income (losses) from investments held in rabbi trusts	4,318	4,969	(1,523)	3,002	2,857
Losses on sales of securities available for sale, net	—	—	—	—	(333,170)
Gains (losses) on sales of other assets	—	—	2	—	(5)
Noninterest income on an operating basis (non-GAAP)	$23,374	$21,770	$20,678	$23,202	$20,465

Noninterest expense (GAAP)	$101,202	$121,029	$101,748	$99,934	$95,891
Less:
Rabbi trust employee benefit expense (income)	1,746	1,740	(586)	1,314	1,274
Merger and acquisition expenses	1,816	1,865	3,630	—	—
Noninterest expense on an operating basis (non-GAAP)	$97,640	$117,424	$98,704	$98,620	$94,617

Total revenue (loss) (GAAP)	$157,592	$160,046	$156,362	$167,792	$(171,544)
Total operating revenue (non-GAAP)	$157,757	$159,560	$162,259	$168,667	$163,219

Efficiency ratio (GAAP)	64.22%	75.62%	65.07%	59.56%	(55.90)%
Operating efficiency ratio (non-GAAP)	61.89%	73.59%	60.83%	58.47%	57.97%

(1) Interest income on tax-exempt loans and investment securities has been adjusted to a FTE basis using a marginal tax rate of 21.7%, 21.9%, 21.7%, 21.8%, and 21.7% for the three months ended March 31, 2024, December 31, 2023, September 30, 2023, June 30, 2023, and March 31, 2023, respectively.

APPENDIX C: Reconciliation of Non-GAAP Capital Metrics

For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures."

	As of
	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023
(Unaudited, dollars in thousands, except per-share data)
Tangible shareholders' equity:
Total shareholders' equity (GAAP)	$2,952,831	$2,974,855	$2,446,553	$2,526,772	$2,579,123
Less: Goodwill and other intangibles (1)	565,701	566,205	657,824	658,993	660,165
Tangible shareholders' equity (non-GAAP)	2,387,130	2,408,650	1,788,729	1,867,779	1,918,958

Tangible assets:
Total assets (GAAP)	21,174,804	21,133,278	21,146,292	21,583,493	22,720,530
Less: Goodwill and other intangibles (1)	565,701	566,205	657,824	658,993	660,165
Tangible assets (non-GAAP)	$20,609,103	$20,567,073	$20,488,468	$20,924,500	$22,060,365

Shareholders' equity to assets ratio (GAAP)	13.95%	14.08%	11.57%	11.71%	11.35%
Tangible shareholders' equity to tangible assets ratio (non-GAAP)	11.58%	11.71%	8.73%	8.93%	8.70%

Common shares outstanding	176,631,477	176,426,993	176,376,675	176,376,675	176,328,426

Book value per share (GAAP)	$16.72	$16.86	$13.87	$14.33	$14.63
Tangible book value per share (non-GAAP)	$13.51	$13.65	$10.14	$10.59	$10.88

(1) Includes goodwill and other intangible assets of discontinued operations as of September 30, 2023 and preceding periods.

APPENDIX D: Tangible Shareholders’ Equity Roll Forward Analysis

For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures."

	As of		Change from
	Mar 31, 2024	Dec 31, 2023	Dec 31, 2023
(Unaudited, dollars in thousands, except per-share data)
Common stock	$1,769	$1,767	$2
Additional paid in capital	1,669,133	1,666,441	2,692
Unallocated ESOP common stock	(131,512)	(132,755)	1,243
Retained earnings	2,068,315	2,047,754	20,561
AOCI, net of tax - available for sale securities	(611,802)	(584,243)	(27,559)
AOCI, net of tax - pension	6,946	7,462	(516)
AOCI, net of tax - cash flow hedge	(50,018)	(31,571)	(18,447)
Total shareholders' equity:	$2,952,831	$2,974,855	$(22,024)
Less: Goodwill and other intangibles	565,701	566,205	(504)
Tangible shareholders' equity (non-GAAP)	$2,387,130	$2,408,650	$(21,520)

Common shares outstanding	176,631,477	176,426,993	204,484

Per share:
Common stock	$0.01	$0.01	$—
Additional paid in capital	9.45	9.45	—
Unallocated ESOP common stock	(0.74)	(0.75)	0.01
Retained earnings	11.71	11.61	0.10
AOCI, net of tax - available for sale securities	(3.46)	(3.31)	(0.15)
AOCI, net of tax - pension	0.04	0.04	—
AOCI, net of tax - cash flow hedge	(0.28)	(0.18)	(0.10)
Total shareholders' equity:	$16.72	$16.86	$(0.14)
Less: Goodwill and other intangibles	3.20	3.21	(0.01)
Tangible shareholders' equity (non-GAAP)	$13.51	$13.65	$(0.14)

APPENDIX E: M&A Expense

	As of and for the Three Months Ended
(Unaudited, dollars in thousands)	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023
Salaries and employee benefits	$3	$5	$—	$—	$—
Office occupancy and equipment	6	2	—	—	—
Data processing	865	1,357	—	—	—
Professional services	787	450	3,630	—	—
Other	155	51	—	—	—
Total	$1,816	$1,865	$3,630	$—	$—